EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Bridge Capital Holdings (No. 333-123388) of our report dated February 27, 2006 relating to the financial Statements, which appears in this Form 10-K.


Vavrinek, Trine, Day & Co., LLP

Palo Alto, California

March 9, 2006